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                                                                    Exhibit 11.1

                            Payless Shoesource, Inc.
                      Computation of Net Earnings Per Share
                         For The Last Three Fiscal Years

                                                      Feb. 01,            Feb. 02,            Feb. 03,
                                                        2003                2002                2001
(Thousands, except per share)                        ----------          ----------          ----------
Basic Computation:

Net earnings before
extraordinary loss                                   $  105,765          $   45,426          $  124,151

Extraordinary loss                                            -                   -               3,568
                                                     ----------          ----------          ----------

Net earnings                                         $  105,765          $   45,426          $  120,583

Weighted average common
shares outstanding                                       67,764              66,656              71,058
                                                     ----------          ----------          ----------

Basic earnings per share
before extraordinary loss                            $     1.56          $     0.68          $     1.75

Extraordinary loss                                            -                   -                0.05
                                                     ----------          ----------          ----------

Basic earnings per share                             $     1.56          $     0.68          $     1.70
                                                     ==========          ==========          ==========

Diluted Computation:

Net earnings before
extraordinary loss                                   $  105,765          $   45,426          $  124,151

Extraordinary loss                                            -                   -               3,568
                                                     ----------          ----------          ----------

Net earnings                                         $  105,765          $   45,426          $  120,583

Weighted average common
shares outstanding                                       67,764              66,656              71,058

Net effect of dilutive
stock options based on
treasury stock method                                       657               1,119               1,104
                                                     ----------          ----------          ----------

Outstanding shares for
diluted earnings per share                               68,421              67,775              72,162
                                                     ==========          ==========          ==========

Diluted earnings per share
before extraordinary loss                            $     1.55          $     0.67          $     1.72

Extraordinary loss                                            -                   -                0.05
                                                     ----------          ----------          ----------

Diluted earnings per share                           $     1.55          $     0.67          $     1.67
                                                     ==========          ==========          ==========
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